UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    August 23, 2013

Commission File Number	Registrant, State of Incorporation, Address And Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On August 23, 2013, The Southern Company (the “Company”) entered into separate Sales Agency Financing Agreements (each, an “Agreement” and collectively, the “Agreements”) with Barclays Capital Inc., BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated. Under the terms of the Agreements, the Company may offer and sell from time to time not to exceed 15,000,000 shares of the Company's common stock, $5.00 par value per share (the “Shares”). Unless earlier terminated, the Agreements will terminate upon the earlier of (i) the sale of all of the Shares through the Agreements or (ii) the second anniversary of the date of the Agreements.
All of the Shares to be issued and sold under the Agreements were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration No. 333-179766) of the Company.

Item 9.01.	Financial Statements and Exhibits.
(c) Exhibits.

1.4 (a)	Sales Agency Financing Agreement dated as of August 23, 2013 between the Company and Barclays Capital Inc.
1.4 (b)	Sales Agency Financing Agreement dated as of August 23, 2013 between the Company and BNY Mellon Capital Markets, LLC.
1.4 (c)	Sales Agency Financing Agreement dated as of August 23, 2013 between the Company and Citigroup Global Markets Inc.
1.4 (d)	Sales Agency Financing Agreement dated as of August 23, 2013 between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
5.1	Opinion of Troutman Sanders LLP relating to the Shares.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:August 23, 2013	THE SOUTHERN COMPANY By /s/Melissa K. Caen Melissa K. Caen Secretary